UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2003

TRIPATH TECHNOLOGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2560 Orchard Parkway

San Jose, California  95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

ITEM 4.  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 10, 2003, PricewaterhouseCoopers LLP, the independent accounting firm previously engaged as the principal accountant to audit the Registrant’s financial statements, resigned.

The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the reports for each of the last two years included an explanatory paragraph expressing substantial doubt about the Registrant's ability to continue as a going concern.

The decision by PricewaterhouseCoopers LLP to terminate the client-auditor relationship was not recommended or approved by the Audit Committee of the Registrant’s Board of Directors.

In connection with its audits for the two most recent fiscal years and through April 10, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.  In connection with the audit for the fiscal year ended December 31, 2002, the Registrant's Chief Financial Officer made certain public comments following the filing of Form 10-K/A on April 1, 2003 indicating management's disagreement with PricewaterhouseCoopers LLP including in their audit report on the Registrant's financial statements for the year ended December 31, 2002 a reference to the existence of substantial doubt regarding the Registrant's ability to continue as a going concern.  The Audit Committee of the Board of Directors of the Registrant did not discuss the subject matter of this disagreement with PricewaterhouseCoopers LLP.  The Registrant has not appointed a successor accountant and has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of its successor accountant (when appointed) concerning the subject matter of such disagreement.

The Registrant has provided PricewaterhouseCoopers LLP with a copy of the statements contained in this report and has filed as an exhibit to this report PricewaterhouseCoopers LLP’s letter to the Securities and Exchange Commission confirming its agreement with the statements in this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

Exhibit No.	Description

16.1	Letter, dated as of April 17, 2003, from PricewaterhouseCoopers LLP regarding its concurrence with the Registrant’s statement regarding change of accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH TECHNOLOGY INC.

Date: April 17, 2003	/s/ David P. Eichler
David P. Eichler
Chief Financial Officer
(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

16.1	Letter, dated as of April 17, 2003, from PricewaterhouseCoopers LLP regarding its concurrence with the Registrant’s statement regarding change of accountants.